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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation in the Registration Statements on Form S-3 (File Nos. 333-136202, 333-140019, 333-143133, 333-146544, and 333-146973) of Nova Biosource Fuels, Inc., in the Registration Statement on Form S-8 (File No. 333-134723) of Nova Biosource Fuels, Inc. and in the related prospectuses of our report dated February 7, 2008 relating to the financial statements of Nova Biosource Fuels, Inc. as of and for the year ended October 31, 2007 and the period from inception (December 1, 2005) through October 31, 2006.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
February 7, 2008

Registered Public Company Accounting Oversight Board
AICPA Center for Public Company Audit Firms
Texas Society of Certified Public Accountants

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM